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                                                                  Exhibit 10.68

          TAX ALLOCATION AND INDEMNIFICATION AGREEMENT

          TAX ALLOCATION AND INDEMNIFICATION AGREEMENT (this "Agreement") dated as of November 4th, 1996, among American Mutual Holding Company ("AMHC"), an Iowa mutual insurance holding company, AmerUs Group Co.
("AmerUs Group"), an Iowa corporation, AmerUs Life Holdings, Inc. ("ALH"), an Iowa corporation, AmerUs Life Insurance Company ("AmerUs Life"), an Iowa life insurance company, AmerUs Bank ("AmerUs Bank"), a federal savings bank, Iowa Realty Co., Inc. ("Iowa Realty"), an Iowa corporation, and AmerUs Properties, Inc. ("AmerUs Properties"), an Iowa corporation, on behalf of themselves and their wholly-owned subsidiaries:

          WHEREAS, the parties to this Agreement are currently members ("Members") of an affiliated group (the "Group") within the meaning of
Section 1504(a) of the Internal Revenue Code of 1986 (the "Code"), of which AMHC has been the common parent since June 30, 1996;

          WHEREAS, AMERUS LIFE, as the predecessor common parent of the Group, has filed consolidated federal income tax returns ("Group Tax Returns") and other tax returns on behalf of the Group for certain periods ending prior to June 30, 1996;

          WHEREAS, AMHC has filed or will file Group Tax Returns and other tax returns on behalf of the Group for certain periods relevant hereto;

          WHEREAS, as a result of the proposed distribution by AmerUs Life of the stock of its non-life insurance subsidiaries to AmerUs Group, the non-life insurance subsidiaries will cease to be subsidiaries of AmerUs Life but continue to be Members of the Group;

          WHEREAS, as a result of the subsequent proposed initial public offering of Class A Common Stock of ALH, ALH and its subsidiaries ("ALH and Subsidiaries"), including AmerUs Life and its remaining subsidiaries, will cease to be Members of the Group;

          WHEREAS, Members of the Group may be subject to state income and franchise tax liabilities on a combined or consolidated basis for periods both before and after the proposed initial public offering; and

          WHEREAS, AMHC and ALH desire to set forth their rights and obligations with respect to certain tax liabilities.

          NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

          1. APPLICABLE PERIOD; TAX PERIOD. For purposes of this Agreement, the term "Applicable Period" shall refer to the period January 1, 1996 through the date on which ALH and Subsidiaries cease to be Members of the Group. The term "Tax Period" shall refer to all taxable periods beginning or ending in the Applicable Period.

          2. COOPERATION IN FILING RETURNS. AMHC shall be responsible for preparing the Group Tax Returns for each Tax Period and shall prepare those returns in a manner which fairly

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 reflects the interests of ALH and Subsidiaries.  ALH and Subsidiaries will cooperate with AMHC in the preparation and filing of the Group Tax Returns for each Tax Period, regardless of whether such returns are prepared after the Applicable Period, and provide such assistance and documents, without charge, as may reasonably be requested by AMHC for that purpose.

          3. GROUP TAX LIABILITY; GROUP AMT LIABILITY. For purposes of this Agreement, the term "Group Tax Liability" shall mean the consolidated Federal income tax liability, if any, reported on the Group Tax Return (as adjusted under Section 8 of this Agreement). For purposes of this Agreement, the term "Group AMT Liability" shall mean the alternative minimum tax liability under Section 55 of the Code, if any, reported on the Group Tax Return (as adjusted under Section 8 of this Agreement).

          4. ALLOCATION OF GROUP TAX LIABILITY TO ALH AND SUBSIDIARIES. The Group Tax Liability for each Tax Period shall be allocated among the Members as provided in this Section 4.

               a. The separate Federal income tax liability of each Member with Federal income tax liability for each Tax Period shall first be ascertained under the applicable provisions of the Code and the Consolidated Return Regulations. Any gain or loss (including a gain or loss attributable to a corporate restructuring) that is treated as recognized by one or more members of an affiliated group under the Internal Revenue Code and regulations shall be treated as attributable to that member for purposes of this Agreement. In computing the Federal income tax liability of each Member (a "Profit Member"), the surtax exemption to which the Group as a whole is entitled shall be apportioned among the Profit Members in proportion to their respective separate taxable incomes.

               b. The separate Federal income tax liabilities of all of the Profit Members computed under Section 4(a) for each Tax Period shall then be aggregated into a single sum.

               c. Each Profit Member shall then be allocated a portion of the Group Tax Liability, if any, for each Tax Period equal to the product of
(i) the Group Tax Liability for such Tax Period and (ii) a fraction, the numerator of which is the separate Federal income tax liability of such Profit Member for such Tax Period determined under Section 4(a) and the denominator of which is the aggregate sum for such Tax Period determined under Section 4(b).

               d. Notwithstanding the foregoing provisions of this Section 4, the amount of the Group Tax Liability for any Tax Period allocated to any Member shall not exceed the excess of

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(i) the total of the Federal income tax liabilities of such Member computed under Section 4(a) for all Tax Periods (including the Tax Period under consideration and taking into account any loss and credit carryovers that such Member would have been entitled to had it filed on a separate return basis), over (ii) the total of the portions of the Group Tax Liabilities allocated to such Member for all previous Tax Periods. Any excess tax liability resulting from the foregoing limitation shall be reallocated among the other Members in accordance with Section 1.1502-33(d)(2)(i)(b) of the Consolidated Return Regulations.

               e. The portion of the Group Tax Liability allocated in the manner described in this Section 4 to ALH and Subsidiaries shall be a joint and several liability of each of ALH and Subsidiaries to AMHC.

          5. ALLOCATION OF GROUP AMT LIABILITY TO ALH AND ITS SUBSIDIARIES. If the Group should incur any Group AMT Liability for any Tax Period:

               a. The separate alternative minimum taxable income of each Member with positive separate alternative minimum taxable income (an "AMT Member") shall be computed under Section 55(b)(2) of the Code;

               b. The exemption amount under Section 55(d)(2) of the Code (as adjusted under Section 55(d)(3)(A) of the Code) shall be apportioned among the AMT Members in proportion to their respective separate alternative minimum taxable incomes;

               c. The amount allocated to each AMT Member in Section 5(a) shall be reduced by the amount, if any, allocated to such AMT Member under
Section 5(b) (the resulting amount referred to as the "AMT Base Amount");

               d. The separate AMT Base Amounts of each AMT Member shall be aggregated into a single total; and

               e. Each AMT Member shall then be allocated a portion of the Group AMT Liability for each Tax Period equal to the product of (i) such Group AMT Liability and (ii) a fraction, the numerator of which is the AMT Base Amount allocated to such AMT Members under Section 5(c) and the denominator of which is the aggregate sum determined under Section 5(d).

               f. Notwithstanding the foregoing provisions of this Section 5, the amount of the Group AMT Liability for any Tax Period allocated to any Member shall not exceed the excess of (i) the total of the alternative minimum tax liabilities of such

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Member computed in accordance with Section 5(a) for all Tax Periods (including the Tax Period under consideration and taking into account any loss and credit carryovers that such Member would have been entitled to had it filed on a separate return basis), over (ii) the total of the portions of the Group Tax Liabilities allocated to such Member for all previous Tax Periods. Any excess alternative minimum tax liability resulting from the foregoing limitation shall be reallocated among the other Members in accordance with Section 1.1502-33 (d)
(2) (i) (b) of the Consolidated Return Regulations.

          g. The portion of the Group AMT Liability allocated in the manner described in this Section 5 to ALH and Subsidiaries shall be a joint and several liability of each of ALH and Subsidiaries to AMHC.

     6. PAYMENT OF ALLOCABLE TAX LIABILITY. Section 4 and Section 5 are intended to allocate liability for the payment of the Group Tax Liability and any Group AMT Liability for each Tax Period to ALH and Subsidiaries in proportion to their respective contributions to such liabilities. The amounts allocated in this manner shall be a joint and several liability of ALH and Subsidiaries enforceable by AMHC and the other Members of the Group under the terms of this Agreement, and requiring ALH and Subsidiaries promptly to transmit payment in the amount of the allocation to AMHC in a timely manner so that such payment may be included with the filing of the Group Tax Return for such Tax Period. ALH and Subsidiaries shall be jointly and severally liable for any interest or penalties resulting from their failure to tender such payments timely. Each AMT Member shall be entitled to a portion of any minimum tax credit computed under Section 53 based on its respective payments of the Group AMT Liability. Notwithstanding the foregoing, ALH and Subsidiaries shall pay their allocable share of estimated Federal income taxes (including estimated alternative minimum taxes) to AMHC in a timely manner so that AMHC may timely pay required estimated Federal income taxes during each Tax Period. The amount of any payment for taxes owed by any Profit Member or AMT Member to AMHC shall be net of any estimated income or alternative minimum taxes, as the case may be, paid by such Member with respect to the particular Tax Period. AMHC shall promptly provide ALH with evidence of the timely payment of each Group Tax Liability, Group AMT Liability and estimated tax liability.

     7.   PAYMENTS TO LOSS MEMBERS.

          a. In addition to the allocations set forth above with respect to the Group Tax Return for each Tax Period, each Profit Member for such Tax Period shall also be allocated an amount equal to the difference between (i) the federal income tax

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liability that would have been due on the Profit Member's separate taxable income under Section 4(a) if such party had filed a separate tax return for such Tax Period and (ii) the tax amount allocated to it under Section 4(d) (the "Additional Allocation").

          b. A portion of the Additional Allocation determined under Section 7(a) with respect to each Profit Member shall be a liability of that Profit Member to each Member generating a net operating loss ("NOL") in the particular Tax Period (the "Loss Member") in an amount equal to the product of (i) the Additional Allocation and (ii) a fraction the numerator of which is such Loss Member's NOL (including NOLs carried forward from prior periods) actually used in computing the Group Tax Liability and the denominator of which is the total NOLS of all the Loss Members actually used in computing the Group Tax Liability.


          c. The amounts allocated to ALH and Subsidiaries under Sections 7(a) and 7(b) shall be netted against each other and, (i) to the extent that it results in a net payment liability, shall be paid by ALH to AMHC, and (ii) to the extent that it results in a net amount receivable, shall be paid by AMHC to ALH. The appropriate liability or receivable, as the case may be, shall be paid within 45 days after the filing of the Group Tax Return for the particular Tax Period and shall be a joint and several liability of each Profit Member of the Group or of ALH and Subsidiaries, as the case may be.

     8.   AUDITS AND OTHER ADJUSTMENTS.

          a. If, as a result of any final determination or settlement with the Internal Revenue Service (the "IRS") or any court decision relating to a Group Tax Return (for Tax Periods and for taxable periods prior to the Applicable Period):

               (1) each audited Member has an increase in its separate Federal income tax liability, then each such Member shall be allocated the portion of the increase in the Group Tax Liability or Group AMT Liability that is attributable to its respective increased separate Federal income tax liability;

               (2) each audited Member has a reduction in its separate Federal income tax liability, then each such Member shall be allocated the portion of the refund received by AMHC on behalf of the Group that is attributable to its respective decreased separate Federal income tax liability; or

               (3) some audited Members have increases in, but some audited Members have reductions in, their respective

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separate Federal income tax liabilities, then each Member with increased tax liability shall be allocated the increase in its separate return tax liability, and each Member with reduced tax liability shall be allocated (A) a portion of any refund received by AMHC on behalf of the Group, together with (B) a portion of any excess in the increased separate return tax liabilities of the Members with increased tax liabilities over the increase in the Group Tax Liability or Group AMT Liability assessed as a result of the final determination, settlement or other resolution of the audit. The portion of such refund or difference allocated to each Member with reduced tax liability shall be based on a fraction, the numerator of which is such Member's reduction in its separate return tax liability and the denominator of which is the total reduction in separate return tax liabilities of all Members with reduced tax liabilities.

          b. For purposes of this Agreement, the term "Profit Member" shall include any Member that has separate Federal income tax liability as a result of such final determination, and the term "AMT Member" shall include any Member that becomes an AMT Member as a result of such final determination. The amounts allocated to each member of ALH and Subsidiaries under Section 8(a) shall be aggregated and netted against each other and, (i) to the extent that this computation results in a net payment liability, shall be paid by ALH to AMHC, and (ii) to the extent that it results in a net amount receivable, shall be paid by AMHC to ALH. The appropriate liability or receivable, as the case may be, together with any interest or penalties thereon, shall be paid in a timely fashion and shall be a joint and several liability of each Profit Member of the Group or of ALH and Subsidiaries, as the case may be. Any additional minimum tax credit under Section 53 of the Code will be apportioned to the appropriate Member under Section 6.

     9. CONDUCT OF DISPUTES. If AMHC as common parent of the Group receives notice of any audit of other examination by the IRS of any Group Tax Return, AMHC shall promptly notify ALH of such audit or examination. AMHC may, at its option upon timely notice to ALH, control the conduct of any audit and the defense of any suit, action or proceeding resulting therefrom. AMHC shall discharge its fiduciary responsibilities to ALH and Subsidiaries by representing them in a manner which fairly reflects their interests. ALH and Subsidiaries will cooperate with AMHC in these proceedings and provide such assistance and documents, without charge, as may reasonably be requested by AMHC for such purpose.

     10. CERTAIN POST-APPLICABLE PERIOD RETURNS. For any taxable year in which the federal income tax liability of ALH and Subsidiaries is not reported on the same tax return as that of

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AMHC and its wholly-owned subsidiaries, the person or persons preparing the returns and representing the taxpayers in any examination or appeal shall do so in a manner which fairly reflects the interests of all taxpaying entities.

         11.  STATE AND LOCAL INCOME AND FRANCHISE TAXES.

              a. In the case of any taxable year for which a consolidated income or franchise tax return is filed with any state or local jurisdiction, which return includes any member of ALH and Subsidiaries, ALH shall pay to AMHC the proportionate share of any taxes reported on such return, and AMHC shall pay to ALH the proportionate share of any tax benefits from losses reported on such return, attributable to ALH and Subsidiaries computed in a manner consistent with the principles set forth in Sections 4 and 7 of this Agreement. The principles set forth in Sections 2, 6, 8, 9 and 10 shall also be applicable to state and local income and franchise tax returns.

              b. If the state income or franchise tax liability of AMHC or any one or more of its direct or indirect subsidiaries (other than ALH and Subsidiaries) is determined by reference to the income, loss, assets, expenses, or activities of any member of ALH and Subsidiaries:

                   (i) ALH shall cause a payment to be made to AMHC equal to the amount of state tax liability (determined on a with and without basis) attributable to the income, loss, assets, expenses, or activities of that member or members of ALH and Subsidiaries;

                   (ii) AMHC shall cause a payment to be made to ALH equal to the amount, if any, by which the State income tax liability of AMHC and its subsidiaries (determined on a with and without basis) is reduced by the income, loss, assets, or activities of that member or members of ALH and Subsidiaries; and

                   (iii) All such computations shall be netted, such that a payment shall be made to or from ALH only to the extent that the activities of it and all of its subsidiaries has resulted in a net increase or decrease in the state income or franchise tax liability of AMHC and all of its subsidiaries. Such payments shall be adjusted to reflect any examination adjustments or amended returns consistent with the principles set forth in Section 8.

              c. Principles similar to those set forth in Section 11(b) shall apply if the state income or franchise tax liability of any member of ALH and Subsidiaries is determined by

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reference to the income, loss, assets, expenses, or activities of AMHC or one or more of its direct or indirect subsidiaries (other than ALH and Subsidiaries).

              d. In the event that the State income or franchise tax liability of AMHC or one or more of its subsidiaries (other than ALH and Subsidiaries) is determined with reference to the amount of any dividend or similar distribution made by ALH with respect to its stock, no payment shall be made under this agreement.

              e. No state income or franchise tax return or report shall be made on a basis that combines or consolidates the income of any member of ALH and Subsidiaries with AMHC, or any of its direct or indirect subsidiaries, unless such combined reporting has been approved by the boards of directors of both AMHC and ALH or has been determined to be required by the taxing authority of the state in which such return or report is filed.

         12. INDEMNIFICATION. Each party shall pay and be responsible for, and shall indemnify, defend and hold harmless all other parties to this Agreement from and against all liabilities allocated to it under this Agreement. If any party pays or has paid any Group Tax Liability, Group AMT Liability or state or local income or franchise tax liability for which another party to this Agreement is or becomes liable pursuant to the terms of this Agreement, appropriate reimbursement shall be made no later than 10 days after demand therefore together with interest calculated on such reimbursement at the rate specified under Section 6621(a)(2) of the Code (the "Underpayment Rate") from the date such payment is due pursuant to this Agreement to the date of reimbursement. The portion of any refund, rebate or reimbursement received by any party to which another party is entitled pursuant to this Agreement shall be paid over within 10 days to the party which is entitled thereto. Any other payments required to be made between the parties pursuant to this Agreement which are not made in a timely fashion shall bear interest at the Underpayment Rate from the date the payment is due until the date the payment is made.

         13. COMPLETE AGREEMENT. This Agreement shall constitute the entire agreement among the parties with respect to the subject matter hereof and shall supersede any previous negotiations, commitments and writings with respect to such subject matter.

         14. SUCCESSORS AND ASSIGNS. This Agreement and all of its provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

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         15.  GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, without regard to its principles of conflicts of law.

         16. AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the 4th day of November, 1996.


Attest                                 AMERICAN MUTUAL HOLDING
                                       COMPANY


By: /s/ James A. Smallenberger         By: /s/ Sam C. Kalainov
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Attest                                 AMERUS GROUP CO.

By: /s/ James A. Smallenberger         By: /s/ Sam C. Kalainov
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Attest                                 AMERUS LIFE HOLDINGS, INC.


By: /s/ James A. Smallenberger         By: /s/ Roger K. Brooks
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Attest                                 AMERUS LIFE INSURANCE
                                       COMPANY


By: /s/ James A. Smallenberger         By: /s/ Roger K. Brooks
    -------------------------------        -------------------------------


Attest                                 AMERUS BANK


By: /s/ Dennis Thompson                By: /s/ Marcia S. Hanson
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Attest                                 IOWA REALTY CO., INC.


By: /s/ Susan M. Boe                   By: /s/ R. Michael Knapp
    -------------------------------        -------------------------------


Attest                                 AMERUS PROPERTIES, INC.


By: /s/ Diane M. Davidson              By: /s/ William C. Knapp II
    -------------------------------        -------------------------------